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                                                                   EXHIBIT 10.11


                               SERVICES AGREEMENT

This services agreement (the "Agreement") made this 1st day of April 2000, is entered into by The Medicines Company, a Delaware corporation with its principal place of business at One Cambridge Center, Cambridge, Massachusetts 02142 (the "Company"), and Stack Pharmaceuticals, Inc., a Delaware corporation ("Stack"), with a place of business at 5 Sylvan Way, Parsippany, New Jersey.

                                  INTRODUCTION

The Company desires to retain the services of Stack and Stack desires to perform certain services for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.   SERVICES

Stack agrees to perform during the Services Period (as defined below) such infrastructure, consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company, including, but not limited to the support of the Company's employees based in New Jersey and such other services as the parties deem to be appropriate. In the event that the Company requests that additional services be provided, the Company and Stack shall agree on a description of the services to be provided and the fees to be paid by the Company for such services (which fees will be based on the per diem rates set forth on EXHIBIT A hereto which may be amended from time to time).

2.   TERM

This Agreement shall commence on the date hereof and shall continue until April 1, 2001 unless terminated by either party upon receipt of ninety (90) days' prior written notice (the "Services Period"). In the event of such termination, Stack shall be entitled to payment for services performed and expenses paid or incurred prior to the effective date of termination, subject to the limitation on reimbursement of expenses set forth in Section 3.2. Notwithstanding the foregoing, either party may terminate the Services Period (i) effective immediately upon receipt of written notice, if the other party breaches or threatens to breach any provision of Sections 3, 5 or 7 of this Agreement or
(ii) upon at least 30 days prior written notice to the other party, at any time after September 1, 2000, if the Company has not received written notice of FDA approval of, or an approvable letter from the FDA (which does not require additional clinical trials on the part of the Company) with respect to, the Company's Angiomax product currently being reviewed by the FDA.

3.   COMPENSATION

     3.1  Service Fees

During the Services Period, the Company shall pay to Stack service fees of $23,600 per month, payable in advance on the first day of each month. Payment for any partial month shall be prorated and Stack will reimburse the Company for any excess fees advanced to Stack. In the event that any additional fees are payable to Stack in connection with the additional services

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contemplated by the last sentence of Section 1, the Company shall pay to Stack the fees due for such services on a monthly basis in arrears within thirty (30) days of receipt by the Company of a monthly invoice from Stack in a form reasonably satisfactory to the Company setting forth the fees owed to Stack for the additional services performed in the prior month.

     3.2  Reimbursement of Expenses

The Company shall reimburse Stack for all reasonable expenses incurred or paid by Stack in connection with, or related to, the performance of its services under this Agreement. Such reasonable expenses shall include but not be limited to travel and entertainment expenses. Stack shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to Stack amounts shown on each such statement within thirty (30) days after receipt thereof with all expenses to be reimbursed hereunder to be due as of the end of the Services Period. Notwithstanding the foregoing, Stack shall not incur total expenses in excess of $5,000 per month without prior written approval of the Company.

4.   COOPERATION

Stack shall use its best efforts in the performance of its obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit Stack to perform its obligations hereunder. Stack shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

5.   INVENTIONS AND PROPRIETARY INFORMATION

     5.1  Inventions

     (a) Stack will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by it or under its direction or jointly with others, for the benefit of the Company (all of which are collectively referred to in this Agreement as "Developments") during the Services Period which Developments are directly related to the services performed by Stack hereunder.

     (b) Stack agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all its right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. Stack understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in a consulting agreement to assign certain classes of inventions made by a consultant, this Section 5.1 shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

     (c) Notwithstanding the foregoing, this Agreement shall not require assignment or disclosure of any Developments that: (i) Stack develops outside of this Agreement without using the Company's equipment, supplies, facilities, or Proprietary Information (as defined below); (ii) do not directly result from the specific services that Stack performs for the Company during the


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Services Period; or (iii) do not relate to the present business or research of the Company, as disclosed to Stack as of the date of this Agreement.

     (d) Stack agrees to cooperate fully with the Company, both during and after the term of this Agreement, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments, except as provided above. Stack shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Developments.

     5.2  Proprietary Information

     (a) Stack agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "the Company's Proprietary Information") which is disclosed to Stack is and shall be the exclusive property of the Company. By way of illustration, but not limitation, the Company's Proprietary Information may include inventions, products, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists and contacts at or knowledge of customers or prospective customers of the Company. Stack will not disclose any of the Company's Proprietary Information to any person or entity other than employees of the Company or employees of Stack on a need-to-know basis under this Agreement or use the same for any purposes (other than in the performance of its duties) without written approval by an officer of the Company, either during or after the term of this Agreement unless and until such of the Company's Proprietary Information has become public knowledge without fault by Stack.

     (b) Stack agrees that all files letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings or other written, photographic or other tangible material containing the Company's Proprietary Information relating to the services performed hereunder, whether created by Stack or others during the Services Period, shall be and are the exclusive property of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of Stack shall be delivered to the Company upon the earlier of (i) a request by the Company; or
(ii) termination of this Agreement. After such delivery, Stack shall not retain any such materials or copies thereof or any such tangible property, except one copy for archival purposes.

     (c) The Company agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning Stack's business, business relationships or business contacts (collectively, "Stack's Proprietary Information") which is disclosed to the Company is and shall be the exclusive property of Stack. By way of illustration, but not limitation, Stack's Proprietary Information may include inventions, products, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists and contacts at or knowledge of customers or prospective customers of the Company which Stack possessed prior to commencement of the Services Period and which is developed by Stack during the Services Period outside the scope of services being performed by Stack for Company hereunder. The Company will not disclose any of Stack's Proprietary Information to any person or entity (other than employees of the Company) or use the same for any purposes (other than as


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Stack directs during the performance of its duties under this Agreement) without written approval by Stack, either during or after the term of this Agreement unless and until such of Stack's Proprietary Information has become public knowledge without fault by the Company.

     (d) The Company agrees that all files letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings or other written, photographic or other tangible material containing Stack's Proprietary Information, shall be and are the exclusive property of Stack. All such materials or copies thereof and all tangible property of Stack in the custody or possession of the Company shall be delivered to Stack upon the earlier of (i) a request by Stack; or (ii) termination of this Agreement. After such delivery, the Company shall not retain any such materials or copies thereof or any such tangible property, except one copy for archival purposes.

     (e) The parties agree that their obligation not to disclose or to use information and materials of the types set forth in paragraphs (a), (b), (c), and (d) above, and their obligation to return materials and tangible property, set forth in paragraphs (b) and (d) above, also extends to such types of information, materials and tangible property of customers or suppliers of Stack or the Company, or other third parties who may have disclosed or entrusted the same to the Company or to Stack.

     (f) The parties' obligations under this Section 5.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the parties of the terms of this Section 5.2; (ii) is generally disclosed to third parties by the Company or Stack without restriction on such third parties; (iii) was known to Company or Stack as of the date of this Agreement as evidenced by documents in possession of Company or Stack; or (iv) is approved for release by written authorization of the Company or Stack.

     (g) Stack represents that its retention by the Company and its performance under this Agreement does not, and shall not breach any agreement that obligates it to keep in confidence any trade secrets or confidential or proprietary information of it or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. Stack shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

     (h) Stack acknowledges that as of the date hereof the Company has agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. Stack agrees to be bound by all such obligations and restrictions that are known to it and to take all action necessary to discharge the obligations of the Company under such agreements.

     5.3  Remedies

The parties acknowledge that any breach of the provisions of this Section 5 shall result in serious and irreparable injury to the non-breaching party for which the parties cannot be adequately compensated by monetary damages alone. The parties agree, therefore, that, in addition to any other remedy they may have, the Company shall be entitled to enforce the specific performance of this Agreement against Stack and to seek both temporary and permanent injunctive relief (to


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the extent permitted by law) without the necessity of proving actual damages in any federal or state court within New Jersey and Stack shall be entitled to enforce the specific performance of the Agreement against the Company and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages in any federal or state court within Massachusetts.

6.   NON-EXCLUSIVE RELATIONSHIP

It is understood that during the Services Period, Stack's services are available to the general public and not to the Company exclusively. During the Services Period, Stack may represent, perform services for, or be employed by such additional clients, persons, or companies as Stack in Stack's sole discretion sees fit, provided, however, that such additional clients, persons, or companies do not require services that will have a material adverse affect on the Company. The parties acknowledge that Stack is currently a party to a Commercial Agreement (and other ancillary agreements) with Innovex (North America) Inc., dated October 5, 1999, and those other agreements set forth on Schedule B hereto and agree that such agreements do not violate the terms set forth in this Agreement.

7.   NON-SOLICITATION

     7.1  Non-Solicitation Restrictions

During the Services Period and for a period of one (1) year after the termination or cessation of the Services Period for any reason, neither party will directly or indirectly recruit, solicit or hire any employee of the other party, or induce or attempt to induce any employee of the other party to terminate his/her employment with, or otherwise cease his/her relationship with the other party. If either party violates the provisions of this Section 7.1, the violating party shall continue to be bound by the restrictions set forth in this Section 7.1 until a period of one (1) year has expired without any violation of such provisions.

     7.2  Cutback Clause

If any restriction set forth in Section 7.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time or range of activities as to which it may be enforceable.

     7.3  Equitable Remedies

The restrictions contained in Section 7.1 are necessary for the protection of the business and goodwill of the parties and are considered by the parties to be reasonable for such purpose. The parties agree that any breach of Section 7 is likely to cause the parties substantial and irrevocable damage and therefore, in the event of any such breach, the parties agree that the parties, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.


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8.   INDEPENDENT CONTRACTOR STATUS

Stack shall perform all services under this Agreement as an "independent contractor" of and not as an employee or agent of the Company. Stack is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

9.   NOTICES

All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 9.

10.  PRONOUNS

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

11.  ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including the Consulting Agreement dated January 4, 2000 between the parties which shall have expired on March 31, 2000 (except for the provisions of Section 5 which shall survive the expiration of such agreement).

12.  AMENDMENT

This Agreement may be amended or modified only by a written instrument executed by both the Company and Stack.

13.  GOVERNING LAW

This Agreement shall be construed, interpreted and enforced in accordance with the law of the Commonwealth of Massachusetts.

14.  SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Stack are personal and shall not be assigned by him.


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15.  MISCELLANEOUS

     15.1 No Waiver

No delay or omission by any party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by any party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     15.2 Captions

The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     15.3 Enforceability

In the event that any provisions of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     15.4 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                      THE MEDICINES COMPANY

                                          /s/ Clive A. Meanwell
                                      By:--------------------------------------

                                             President
                                      Title:-----------------------------------



                                      STACK PHARMACEUTICALS, INC.

                                          /s/ David M. Stack
                                      By:--------------------------------------
                                             David M. Stack
                                      Title: President



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                                  SCHEDULE A




Lois Gibson $1,500/day



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                                   SCHEDULE B


Stack is currently a party to agreements with the following parties:


----------------------------------------
PARTY TO AGREEMENT
----------------------------------------
Quintiles/Innovex
----------------------------------------
Cubist Pharmaceuticals Inc.
----------------------------------------
Nitro Systems Inc.
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Ozell Therapeutics
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Ozell Pharmaceuticals, Inc.
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